Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor contact:	Gregory Cole, 202-380-4008, ir@xmradio.com Gary Tiedemann, 202-380-4010, ir@xmradio.com
Media contact:	Chance Patterson, 202-380-4318, chance.patterson@xmradio.com

XM Satellite Radio Closes $200 Million Senior Secured

Floating Rate Notes Offering

WASHINGTON, April 20 /PRNewswire-FirstCall/ — XM Satellite Radio Holdings Inc. (Nasdaq: XMSR) announced today that its subsidiary, XM Satellite Radio Inc., completed a $200 million offering of Senior Secured Floating Rate Notes due 2009, guaranteed by XM Satellite Radio Holdings Inc.

(Logo: http://www.newscom.com/cgi-bin/prnh/20000724/XMSATLOGO )

The interest rate for the initial quarterly period is 6.65%, floating at LIBOR plus 5.5% thereafter.

The notes were offered by the initial purchasers solely to certain qualified institutional buyers pursuant to Rule 144A, have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these notes.